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                                   EXHIBIT 11

                 TRANSCRYPT INTERNATIONAL, INC AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
          (in thousands, except share and per share data) (Unaudited)

                                                                  Three Months Ended
                                                          ----------------------------------
                                                          March 31, 1998      March 31, 1997
                                                          ----------------    --------------
                                                                                 (restated)
Net Income                                                  $     1,316         $       142
                                                            ===========         ===========

                                                             NET INCOME PER SHARE - BASIC

Weighted average common shares  - Basic                      12,946,624           8,699,745
                                                            ===========         ===========

Net income per share - Basic                                $      0.10         $      0.02
                                                            ===========         ===========

                                                            NET INCOME PER SHARE - DILUTED
Shares used in this computation:
   Weighted average common shares  - Basic                   12,946,624           8,699,745
  Dilutive effect of shares under employee stock plans          674,525             582,104
                                                            -----------         -----------
  Weighted average common shares - Diluted                   13,621,149           9,281,849
                                                            ===========         ===========

Net income per share - Diluted                              $      0.10         $      0.02
                                                            ===========         ===========



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